Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

SilverBow Resources, Inc.
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-216782) and Form S-8 (Nos. 333-233163, 333-218246, 333-210936, and 333-215235) of SilverBow Resources, Inc. of our reports dated March 5, 2020, relating to the consolidated financial statements and the effectiveness of SilverBow Resources, Inc.’s internal control over financial reporting, which appear in this Form 10K.
/s/ BDO USA, LLP
Houston, Texas
March 5, 2020